UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2011

Triple-S Management Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	000-49762	66-0555678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico		00920
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-749-4949

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 7, 2011, Triple-S Salud, Inc., a Puerto Rico insurance company ("Triple-S") and managed care subsidiary of Triple-S Management Corporation, completed its previously announced acquisition of Socios Mayores en Salud Holdings, Inc., a Delaware corporation ("Socios Mayores") and ultimate parent company of American Health, Inc., a Puerto Rico health care management organization ("American Health"). As a result of the closing, Socios Mayores became a wholly-owned subsidiary of Triple-S. Under the terms of an Agreement and Plan of Merger, Triple-S acquired Socios Mayores for approximately $83 million in cash, of which Triple-S expects to pay approximately $11.7 million within 120 days of the closing, based on a final calculation of the excess working capital of Socios Mayores and its subsidiaries as of January 31, 2011. Triple-S funded the acquisition of Socios Mayores, including payment of transactional expenses incurred in connection with the acquisition, with unrestricted cash on hand.

At closing, an $8.2 million escrow was established from the merger consideration to fund Socios Mayores’ stockholders’ post-closing indemnification obligations, if any. The escrow will be increased by any amounts received from the Centers for Medicare and Medicaid Services in connection with any settlement of risk-score adjustments for the year ending December 31, 2010. At least $4.1 million will be held in escrow for three years following closing.

Triple-S Management Corporation will file with the Securities and Exchange Commission ("SEC") the financial statements and pro forma financial information required to be filed as a result of the acquisition of Socios Mayores and its subsidiaries pursuant to Rule 3-05 of Regulation S-X and Article II of Regulation S-X under the Securities Act of 1933, as amended, within 71 days of the date on which this Current report on Form 8-K was required to be filed with the SEC.

Item 8.01 Other Events.

On February 7, 2011, Triple-S Management Corporation issued a press release announcing the completion of the Socios Mayores acquisition by Triple-S Salud, Inc., its wholly-owned insurance subsidiary.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

The following exhibits shall be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

99.1 Press Release of Triple-S Management Corporation, dated February 7, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple-S Management Corporation

February 8, 2011	By:	Ramón M. Ruiz-Comas

Name: Ramón M. Ruiz-Comas
Title: President & Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Triple-S Management Corporation, dated February 7, 2011.